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                                                 December 23, 1996



Board of Directors
Old Guard Group, Inc.
2929 Lititz Pike
Lancaster, Pennsylvania  19601

Re:      Registration Statement on Form S-1 (SEC File No. 333-12779)

Gentlemen:

         In connection with the proposed offering by Old Guard Group, Inc. (the "Company") of up to 4,396,660 shares of the Company's common stock, no par value per share (the "Common Stock"), covered by the Company's Registration Statement on Form S-1 (No. 333-12779) (the "Registration Statement"), we, as counsel to the Company, have reviewed:

         1.       the Articles of Incorporation of the Company;

         2.       the Bylaws of the Company;

         3. a subsentence certificate with respect to the Company issued by the Pennsylvania Department of State on December 19, 1996;

         4.       the minute books of the Company;

         5.       the Registration Statement; and

         6. a form of the certificates representing shares of the Common Stock.

         Based upon our review of such documents, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         2. The 4,396,660 shares of Common Stock covered by the Registration Statement have been duly authorized and,



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Board of Directors
Old Guard Group, Inc.
December 23, 1996
Page 2


                  when issued and sold for cash or, in the case of 150,000 shares of Common Stock, when issued in exchange for a surplus note with an outstanding principal balance of $1,500,000, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                         Very truly yours,

                                                   /s/   STEVENS & LEE